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      (11)  Statement regarding computation of per share earnings:

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


                                                Three Months                     Six Months
                                               Ended June 30,                  Ended June 30,
                                              1996       1995                 1996       1995
                                              ----      -----                 ----       ----
                                                              (in thousands
                                                           except per share data)
                                                           ----------------------

      Net Income                             $  827     $  783               $ 1,887     $ 1,897
                                             ======     ======               =======     =======

      Weighted average common
       shares outstanding                     2,481      2,692                 2,500      2,760
      Common stock equivalents
       due to dilutive effect
       of stock options                         163        170                   166        168
                                             ------     ------               -------    -------

      Total weighted average
       common shares and
       equivalents outstanding                2,644      2,862                 2,666      2,928
                                             ======     ======               =======    =======

      Primary earnings per
       share                                 $  .31     $  .27               $   .71    $   .65
                                             ======     ======               =======    =======
      Total weighted average
       common shares and equiva-
       lent outstanding                       2,644      2,862                 2,666      2,928

      Additional dilutive shares
       using end of period
       market value versus average
       market value for the
       period when utilizing the
       treasury stock method
       regarding stock options                    6          6                     3          7
                                             ------     ------               -------    -------

      Total outstanding shares
       for fully diluted earnings
       per share computation                  2,650      2,868                 2,669      2,935
                                             ======     ======               =======    =======

      Fully diluted earnings
       per share                             $  .31     $  .27               $   .71    $   .65
                                             ======     ======               =======    =======


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